Exhibit 99.1

Transcat, Inc.   35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Modest Revenue Growth Driven by the
Service Segment for Fiscal 2015 First Quarter

●	Service segment 3.4% organic revenue growth

●	Distribution segment revenue of $17 million was consistent with the prior-year period

●	Expanded capabilities with installation of wind tunnel at Rochester, NY, lab

ROCHESTER, NY, July 29, 2014 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal 2015 first quarter ended June 28, 2014.

Fiscal 2015 first quarter total revenue increased 1.4% to $29.1 million from $28.7 million in the first quarter of the prior fiscal year, driven by Service segment revenue growth of 3.4%.  Distribution segment sales remained consistent with the first quarter of the prior fiscal year at $17.0 million.

Lee D. Rudow, President and CEO of Transcat, commented, “Although we had a slower than expected start out of the gate for fiscal 2015, we remain confident that we should achieve significant revenue growth for the year and demonstrate the strength of our cash generation and earnings power.  Service revenue increased despite comparison to a very strong first quarter of fiscal 2014; however, it did not meet expectations.  The Distribution business is highly competitive and we’ve been aggressive in our pricing strategies to defend our market share.  As expected, growth-based vendor rebates were lower this quarter as we are coming off a higher base due to last year’s growth.  We believe our new website launch, expected in the second quarter, will deliver additional market opportunities for us.”

Consolidated gross profit was $6.7 million, down $0.5 million from the prior-year period, primarily reflecting the effect of lower vendor rebates for the Distribution segment and cost increases in the Service segment.  With reduced administrative expenses, total operating expenses were down $0.2 million to $5.9 million in the fiscal 2015 first quarter.  Consolidated operating income was $0.8 million, or 2.6% of sales, compared with $1.2 million, or 4.0% of sales, in the first quarter of the prior fiscal year.

Net income for the first quarter was $0.4 million, or $0.06 per diluted share, compared with $0.7 million, or $0.09 per diluted share, in the prior-year period.  During the first quarter of fiscal 2015, Transcat generated $1.5 million of Adjusted EBITDA, down $0.5 million when compared with the same quarter of the prior fiscal year.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Service Segment Grows Moderately in First Quarter Fiscal 2015

Service segment:  Represents the Company’s accredited calibration and compliance services business (42% of total revenue for the first quarter of fiscal 2015)

●	Service segment revenue increased 3.4%, or $0.4 million, to $12.1 million in the first quarter of fiscal 2015 compared with $11.7 million in the first quarter of fiscal 2014.

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

●
Fiscal 2015 first quarter Service segment gross profit was $2.9 million, or 24.2% of revenue, compared with $3.2 million, or 27.2% of revenue, in the prior fiscal year period.  Service gross margin was affected by inflationary and other cost increases that outpaced revenue growth in the quarter and the mix of service work as the percentage of outsourced services increased to 15.1% of Service segment revenue from 14.2% in the first quarter of fiscal 2014.

●
Lower selling and administrative expenses resulted in a $0.1 million decrease in Service segment operating expenses to $2.7 million.  As a result, Service segment operating income was $0.3 million, or 2.2% of revenue, compared with $0.5 million, or 3.9% of revenue, in the prior-year period.

●
Contribution margin for the Service segment in the fiscal 2015 first quarter was $1.3 million, a decrease of 14.6% compared with the prior fiscal year period. Service segment Adjusted EBITDA was $0.8 million in the first quarter of fiscal 2015, down from $1.1 million in the first quarter of fiscal 2014. See Note 1 on page 3 for descriptions of these non-GAAP financial measures and page 8 & 9 for the Adjusted EBITDA Reconciliation table and the contribution margin calculation in the Additional Information – Business Segment Data table.

Mr. Rudow added, “We expect our Service segment gross margin should improve with increased revenue growth going forward.  In addition, we continue to evaluate opportunities to reduce outsource spending and are excited about the recent investment in a state-of-the-art wind tunnel at our Rochester lab that will reduce related outsourcing costs in the future and offer additional revenue opportunities.”

Holding Market Share in Tough Market Conditions for Distribution Segment

Distribution segment:  Represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (58% of total revenue for the first quarter of fiscal 2015)

●	Distribution sales for the first quarter of fiscal 2015 were unchanged from the prior fiscal year period at $17.0 million.

●
Distribution segment gross profit was down $0.3 million to $3.7 million from the first quarter of fiscal 2014.  Gross margin was 22.0% compared with 23.7% in the prior-year period, which reflects lower vendor rebates and aggressive pricing strategies that were used to maintain market position, partially offset by higher cooperative advertising income.  Rebate levels are established by vendors using growth rates based on prior year results.  As a result, rebates tend to be cyclical.  Lower vendor rebates had a 240 basis point impact on gross margin in the first quarter of fiscal 2015 compared with the prior-year period.

●	Lower administrative expenses helped to partially mitigate lower gross profit, resulting in operating income of $0.5 million compared with $0.7 million in the prior fiscal year period.

●
Contribution margin for the Distribution segment was $1.7 million compared with $2.0 million in the prior fiscal year period.  Distribution segment Adjusted EBITDA was $0.7 million in the first quarter of fiscal 2015 compared with $1.0 million in the first quarter of fiscal 2014.  See Note 1 on page 3 for descriptions of these non-GAAP financial measures and pages 8 & 9 for the Adjusted EBITDA Reconciliation table and contribution margin calculation in the Additional Information – Business Segment Data table.

Continued Balance Sheet Strength

As of June 28, 2014, the Company had $9.2 million in availability under its $20 million secured revolving credit facility and $0.2 million in cash.  Capital expenditures in the first quarter of fiscal 2015 were $0.7 million compared with $0.4 million in the first quarter of fiscal 2014, and were primarily for additional service capabilities and information technology.  The Company expects capital expenditures to be in the range of $3 million to $3.5 million in fiscal 2015.

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

Outlook

Mr. Rudow concluded, “We continue to expect double-digit revenue growth in our Service segment and stronger operating income growth.  We have an active pipeline of service opportunities and, although the larger ones have longer sales cycles, we have recently won new business which will positively impact the second half of our fiscal year.  In addition, we continue to develop our acquisition pipeline.  We are looking forward to the launch of our new website which will enhance our efforts to maintain and grow our market share; however, distribution margins are expected to be negatively affected by lower vendor rebates through the next two quarters.

“Overall, we expect consolidated operating income to improve over last year.  Combined with our strong cash generation and low debt levels, we believe improved operating earnings will place us in a favorable position to continue the successful execution of our business growth strategy, which includes organic growth initiatives and strategic acquisitions.”

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached Adjusted EBITDA Reconciliation table on page 8.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses.  Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data table on page 9.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration and compliance services including analytical instrument qualifications, equipment and process validation. Targeted industries include life science, biotechnology, medical device, pharmaceutical and other FDA-regulated industries, industrial manufacturing, energy and utilities, chemical manufacturing and other industries. Throughout its 18 strategically located centers of excellence in the United States, Canada and Puerto Rico, Transcat delivers precise services with reliable turn-around times. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation.  Through its Distribution segment, Transcat markets and distributes premier and propriety brand instruments to nearly 15,000 customers.  The Company offers access to more than 25,000 test, measurement and control products.

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

Transcat’s growth strategy is to expand its service and distribution platform comprised of a balanced suite of test products and analytical, calibration, compliance, and validation services.  The goal is to deliver specialized technical services with a quality assurance approach, which maximizes document accuracy and on-time job delivery.  Transcat answers the call with cGMP, GLP, and GXP compliant services. Transcat can provide life science companies with a reliable alternative service and product solution to the OEMs and to the “generalist” service providers who cannot meet the client’s specialized needs.

More information about Transcat can be found on its website at: Transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions that often are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, growth strategy, potential acquisitions, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com
-OR-
Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF INCOME
 (In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 28,	June 29,
	2014	2013

Distribution Sales	$16,981	$16,971
Service Revenue	12,138	11,739
Total Revenue	29,119	28,710

Cost of Distribution Sales	13,249	12,953
Cost of Services Sold	9,201	8,543
Total Cost of Revenue	22,450	21,496

Gross Profit	6,669	7,214
Gross Margin	22.9%	25.1%

Selling, Marketing and Warehouse Expenses	3,735	3,701
Administrative Expenses	2,175	2,361
Total Operating Expenses	5,910	6,062

Operating Income	759	1,152
Operating Margin	2.6%	4.0%

Interest and Other Expense, net	45	4

Income Before Income Taxes	714	1,148
Provision for Income Taxes	269	427

Net Income	$445	$721

Basic Earnings Per Share	$0.07	$0.10
Average Shares Outstanding	6,746	7,442

Diluted Earnings Per Share	$0.06	$0.09
Average Shares Outstanding	7,025	7,691

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	June 28,	March 29,
	2014	2014
ASSETS
Current Assets:
Cash	$168	$23
Accounts Receivable, less allowance for doubtful accounts of $101 and $82 as of June 28, 2014 and March 29, 2014, respectively	14,115	15,663
Other Receivables	1,139	1,088
Inventory, net	8,217	6,181
Prepaid Expenses and Other Current Assets	1,146	1,180
Deferred Tax Asset	999	1,396
Total Current Assets	25,784	25,531
Property and Equipment, net	7,437	7,089
Goodwill	17,473	17,384
Intangible Assets, net	2,490	2,651
Other Assets	1,384	1,219
Total Assets	$54,568	$53,874

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,314	$7,132
Accrued Compensation and Other Liabilities	3,007	5,690
Income Taxes Payable	-	1,035
Total Current Liabilities	10,321	13,857
Long-Term Debt	10,821	7,593
Deferred Tax Liability	668	607
Other Liabilities	1,906	1,734
Total Liabilities	23,716	23,791

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 6,788,933 and 6,716,350 shares issued and outstanding as of June 28, 2014 and March 29, 2014, respectively	3,394	3,358
Capital in Excess of Par Value	11,706	11,387
Accumulated Other Comprehensive Income	577	567
Retained Earnings	15,175	14,771
Total Shareholders' Equity	30,852	30,083
Total Liabilities and Shareholders' Equity	$54,568	$53,874

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	First Quarter Ended
	June 28,	June 29,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$445	$721
Adjustments to Reconcile Net Income to Net Cash
Used in Operating Activities:
Loss (Gain) on Disposal of Property and Equipment	1	(30)
Deferred Income Taxes	447	(34)
Depreciation and Amortization	624	729
Provision for Accounts Receivable and Inventory Reserves	34	116
Stock-Based Compensation Expense	155	113
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,457	1,265
Inventory	(2,042)	(314)
Prepaid Expenses and Other Assets	(182)	(211)
Accounts Payable	182	(2,409)
Accrued Compensation and Other Liabilities	(2,500)	(330)
Income Taxes Payable	(1,035)	(121)
Net Cash Used in Operating Activities	(2,414)	(505)

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(711)	(354)
Proceeds from Sale of Property and Equipment	8	218
Net Cash Used in Investing Activities	(703)	(136)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	3,228	636
Issuance of Common Stock	228	53
Repurchase of Common Stock	(69)	-
Net Cash Provided by Financing Activities	3,387	689

Effect of Exchange Rate Changes on Cash	(125)	123

Net Increase in Cash	145	171
Cash at Beginning of Period	23	406
Cash at End of Period	$168	$577

Supplemental Disclosure of Cash Flow Activity:
Cash paid during the period for:
Interest	$37	$27
Income Taxes, net	$1,164	$577

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2015
	Q1	Q2	Q3	Q4	YTD
Net Income	$445				$445
+ Interest Expense	31				31
+ Other Expense / (Income)	14				14
+ Tax Provision	269				269
Operating Income	$759	$-	$-	$-	$759
+ Depreciation & Amortization	624				624
+ Other (Expense) / Income	(14)				(14)
+ Noncash Stock Compensation	155				155
Adjusted EBITDA	$1,524	$-	$-	$-	$1,524

Segment Breakdown

Service Operating Income	$267				$267
+ Depreciation & Amortization	488				488
+ Other (Expense) / Income	(15)				(15)
+ Noncash Stock Compensation	72				72
Service Adjusted EBITDA	$812	$-	$-	$-	$812

Distribution Operating Income	$492				$492
+ Depreciation & Amortization	136				136
+ Other (Expense) / Income	1				1
+ Noncash Stock Compensation	83				83
Distribution Adjusted EBITDA	$712	$-	$-	$-	$712

	FY2014
	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771	$788	$1,704	$3,984
+ Interest Expense	26	25	34	45	130
+ Other Expense / (Income)	(22)	43	51	57	129
+ Tax Provision	427	442	469	1,124	2,462
Operating Income	$1,152	$1,281	$1,342	$2,930	$6,705
+ Depreciation & Amortization	729	711	791	714	2,945
+ Other (Expense) / Income	22	(43)	(51)	(57)	(129)
+ Noncash Stock Compensation	113	144	143	127	527
Adjusted EBITDA	$2,016	$2,093	$2,225	$3,714	$10,048

Segment Breakdown

Service Operating Income	$461	$260	$151	$1,507	$2,379
+ Depreciation & Amortization	555	521	555	513	2,144
+ Other (Expense) / Income	(14)	(42)	(32)	(53)	(141)
+ Noncash Stock Compensation	52	63	63	52	230
Service Adjusted EBITDA	$1,054	$802	$737	$2,019	$4,612

Distribution Operating Income	$691	$1,021	$1,191	$1,423	$4,326
+ Depreciation & Amortization	174	190	236	201	801
+ Other (Expense) / Income	36	(1)	(19)	(4)	12
+ Noncash Stock Compensation	61	81	80	75	297
Distribution Adjusted EBITDA	$962	$1,291	$1,488	$1,695	$5,436

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

TRANSCAT, INC.
 Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)
			Change
SERVICE	FY 2015 Q1	FY 2014 Q1	$'s	%

Service Revenue	$12,138	$11,739	$399	3.4%
Cost of Revenue	$9,201	$8,543	$658	7.7%
Gross Profit	$2,937	$3,196	$(259)	(8.1%)
Gross Margin	24.2%	27.2%

Selling, Marketing & Warehouse	$1,686	$1,731	$(45)	(2.6%)
Contribution Margin	$1,251	$1,465	$(214)	(14.6%)
% of Revenue	10.3%	12.5%

Administrative Expense	$984	$1,004	$(20)	(2.0%)
Operating Income	$267	$461	$(194)	(42.1%)
% of Revenue	2.2%	3.9%

			Change
DISTRIBUTION	FY 2015 Q1	FY 2014 Q1	$'s	%

Distribution Sales	$16,981	$16,971	$10	0.1%
Cost of Sales	$13,249	$12,953	$296	2.3%
Gross Profit	$3,732	$4,018	$(286)	(7.1%)
Gross Margin	22.0%	23.7%

Selling, Marketing & Warehouse	$2,049	$1,970	$79	4.0%
Contribution Margin	$1,683	$2,048	$(365)	(17.8%)
% of Sales	9.9%	12.1%

Administrative Expense	$1,191	$1,357	$(166)	(12.2%)
Operating Income	$492	$691	$(199)	(28.8%)
% of Sales	2.9%	4.1%

			Change
TOTAL	FY 2015 Q1	FY 2014 Q1	$'s	%

Total Revenue	$29,119	$28,710	$409	1.4%
Total Cost of Revenue	$22,450	$21,496	$954	4.4%
Gross Profit	$6,669	$7,214	$(545)	(7.6%)
Gross Margin	22.9%	25.1%

Selling, Marketing & Warehouse	$3,735	$3,701	$34	0.9%
Contribution Margin	$2,934	$3,513	$(579)	(16.5%)
% of Revenue	10.1%	12.2%

Administrative Expense	$2,175	$2,361	$(186)	(7.9%)
Operating Income	$759	$1,152	$(393)	(34.1%)
% of Revenue	2.6%	4.0%

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Transcat Reports Modest Revenue Growth Driven by the Service Segment for Fiscal 2015 First Quarter
July 29, 2014

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

	FY 2015 Q1	FY 2014 Q1	$'s	%
Distribution Sales	$16,981	$16,971	$10	0.1%
Business Days	64	64
Sales Per Business Day	$265	$265	$-	0.0%

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